SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008 (April 10, 2008)
BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
1745 Technology Drive
San Jose, CA 95110

(Address, including zip code, of principal executive offices)
(408) 333-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Item 8.01 Other Events.
Effective as of the Annual Meeting of Stockholders of Brocade Communications Systems, Inc. (the “Company”) on April 10, 2008, John Gerdelman was appointed as a member of the Company’s Audit Committee to fill the vacancy on the Audit Committee due to the departure of Robert R. Walker, who did not stand for re-election to the Board of Directors. In addition, Glenn C. Jones was appointed as the chairman of the Audit Committee by the Company’s Board of Directors.
Effective April 10, 2008, the Company also established new stock ownership guidelines for non-employee members of the Company’s Board of Directors. Under the revised guidelines, non-employee directors are required to hold at least 10,000 shares of the Company’s common stock. Brocade’s non-employee directors have four years to achieve this ownership level. Twenty-five percent of the restricted stock units awarded each year to non-employee directors are to be retained, upon vesting, until the target guideline is achieved.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Dated: April 15, 2008	By:	/s/ Tyler Wall
Tyler Wall
Vice President, General Counsel and Secretary